                                                             EXHIBIT 99.22(e)(1)

                   Distribution Agreement of the SSgA(R) funds

     This Distribution Agreement is made as of March 1, 2002 by and between The SSgA funds, a Massachusetts business trust ("Investment Company"), and State Street Global Markets, LLC ("Distributor"), a Massachusetts corporation and wholly owned subsidiary of State Street Corporation.

     WHEREAS, the Investment Company is registered as an open-end, diversified management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and intends to offer for public sale distinct series of shares of common stock, each corresponding to a distinct portfolio ("Fund"); and

     WHEREAS, the Investment Company wishes to retain Distributor as the Investment Company's distributor in connection with the offering and sale of the shares of a Fund as now exists and as hereafter may be established ("Shares") and to furnish certain other services to the Investment Company as specified in this Agreement; and

     WHEREAS, Distributor is willing to furnish such services on the terms and conditions hereinafter set forth:

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

     1. The Investment Company hereby appoints Distributor to perform those services described in this Agreement for each Fund of the Investment Company in existence as of the date hereof ("Initial Fund"). In the event that the Investment Company establishes one or more series of shares other than the Initial Fund with respect to which it desires to retain the Distributor to serve as distributor and principal underwriter hereunder, it shall so notify the Distributor in writing, indicating the fee, if any, to be payable with respect to the additional series of shares. If the Distributor is willing to render such services, it shall so notify the Investment Company in writing, whereupon such series of shares shall become a Fund hereunder. In such event a writing signed by both the Investment Company and the Distributor shall be annexed hereto as a part hereof indicating that such additional series of shares has become a Fund hereunder.

     2. The Investment Company authorizes Distributor as principal agent for the Investment Company, subject to applicable federal and state law and the Master Trust Agreement, By-Laws and current Prospectus and Statement of Additional Information of the Investment Company: (a) to promote and offer each Fund and the Investment Company; (b) to solicit orders for the purchase of the Shares of each Fund subject to such terms and conditions as the Investment Company may specify; (c) to accept orders for the purchase of the Shares of each Fund on behalf of the Investment Company; and (d) to incur the following expenses: (i) the incremental printing costs incurred in producing for and distributing to persons other than current shareholders of the Investment Company the reports, prospectuses, notices, and similar materials that are prepared by the Investment Company for current shareholders; (ii) advertising;
(iii) the costs of preparing, printing, and distributing any literature used in connection with the offering of the Investment Company's Shares and not covered by Subparagraph (i); (iv) expenses incurred in connection with the promotion and sale of the Investment Company's Shares, including, without limitation, Distributor's expenses for rent, office supplies, equipment, travel, communication, compensation, and benefits for sales personnel (except as incurred out of Distributor's principal office in Boston, Massachusetts); and
(v) payments made to other broker-dealers with whom the Distributor has entered into sales agreements to distribute Shares of the Investment Company. Distributor will be reimbursed by the Investment Company for incurring these expenses as set forth in any Plan of Distribution pursuant to Rule 12b-1 under the 1940 Act of the Investment Company as may, from time to time, be in effect. Distributor shall offer the Shares of each Fund on an agency or "best efforts" basis under which the Investment Company shall only issue such Shares as are actually sold.

In connection with such sales and offers of sale, the Investment Company shall not be responsible in any way for any other information, statements, or representations given or made by Distributor or its representatives or agents, except such information or representations as are contained in the Prospectus or in information furnished in writing to Distributor by the Investment Company.

     3. The public offering price of the Shares shall be the net asset value per share (as determined by the Investment Company) of the outstanding Shares of the Investment Company plus a sales charge (if any) as set forth in the Investment Company's current Prospectus. The Investment Company shall make available to Distributor a statement of each computation of net asset value and of the details entering into such computation.

     4. As used in this Agreement, the term "Registration Statement" shall mean the Registration Statement most recently filed by the Investment Company with the Securities and Exchange Commission and effective under the Securities Act of 1933, as such Registration Statement is amended by any amendments thereto at the time in effect, and their terms "Prospectus" and "Statement of Additional Information" shall mean the form of Prospectus and Statement of Additional Information filed by the Investment Company as part of the Registration Statement.

     5. The Investment Company agrees, as its own expense, to register the Shares with the Securities and Exchange Commission, state and other regulatory bodies, and to prepare and file from time to time such Prospectuses, amendments, reports and other documents as may be necessary to maintain the Registration Statement. The Investment Company shall bear all expenses related to preparing and typesetting such Prospectuses, Statements of Additional Information and other materials required by law and such other expenses, including printing and mailing expenses, related to the Investment Company's communications with persons who are shareholders of each Fund of the Investment Company.

     6. The Investment Company agrees to indemnify, defend and hold harmless Distributor, each person who has been, is, or may hereafter be an officer, director, or employee or agent of Distributor, and any person who controls Distributor within the meaning of Section 15 of the 1933 Act from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which Distributor, its officers or directors, or any such controlling person may incur under the 1933 Act or under common law which arises out of or is alleged to arise out of or is based upon a violation by the Investment Company of any of the terms of this Agreement or otherwise arising out of or based upon any alleged untrue statement of a material fact contained in the Registration Statement, Prospectuses or Statements of Additional Information or arising out of or based upon any alleged omission to state a material fact required to be stated in said documents or necessary to make the statements in said documents not misleading, provided that in no event shall anything contained in the Agreement be construed so as to protect Distributor against any liability to the Investment Company or its shareholders to which Distributor would otherwise be subject by reason of the Distributor's (i) violation of the terms of this Agreement, (ii) provision to the Investment Company in writing of any untrue statement of a material fact for use in the Registration Statement, Prospectuses or Statements of Additional Information, or the Distributor's omission to state a material fact in connection with such information required to be stated in the Registration Statement, Prospectuses or Statements of Additional Information, or necessary to make such information not misleading, or (iii) willful misfeasance, bad faith or negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties under this Agreement.

     7. In the absence of (a) willful misfeasance, bad faith or gross negligence on the part of the Distributor in performance of its obligations and duties hereunder or (b) reckless disregard by the Distributor of its obligations or duties hereunder, the Distributor shall not be subject to any liability whatsoever to the Investment Company, or to any shareholder of the Investment Company, for any error of judgment, mistake of law or any other act or omission in the course of, or connected with, rendering services hereunder. Notwithstanding the foregoing, Distributor agrees to indemnify, defend and hold harmless the Investment Company, each person who has been, is, or may hereafter be an officer, Trustee, or employee or agent of the Investment Company, and any person who controls the Investment Company within the meaning of Section 15 of the 1933 Act from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Investment Company, its officers or Trustees, or any such controlling person may incur under the 1933 Act or under common law which arises out of or is alleged to arise out of or is based upon a violation by the Distributor of any of the terms of this Agreement or otherwise arising out of or based upon any alleged untrue statement of a material fact contained in information furnished in writing by Distributor to the Investment Company for use in the Registration Statement, Prospectuses or Statements of Additional Information or arising out of or based upon any alleged omission to state a material fact in connection with such information required to be stated in the Registration Statement, Prospectuses or Statements of Additional Information, or necessary to make such information not misleading.

     8. The Investment Company reserves the right at any time to withdraw all offerings of the Shares by written notice to the Distributor at its principal office.

     9. Distributor at its sole discretion may repurchase Shares offered for sale by the shareholders. Repurchase of Shares by Distributor shall be at the net asset value next determined after a repurchase order has been received. On each business day, Distributor shall notify be telex or in writing the Investment Company or the Investment Company's transfer agent of the orders for repurchase of shares received by Distributor since the last such report, the amount to be paid for such Shares, and the identity of shareholders offering Shares for repurchase. Upon such notice, the Investment Company shall pay Distributor such amounts as are required by Distributor for the repurchase of such Shares in cash or in the form of a credit against monies due the Investment Company from Distributor as proceeds from the sale of Shares. Distributor will receive no commission or other remuneration for repurchasing Shares. The Investment Company reserves the right to suspend such repurchases upon written notice to Distributor. Distributor further agrees to act as agent for the Investment Company to receive and transmit promptly to the Investment Company's transfer agent shareholder requests for redemption of Shares.

     10. Distributor is an independent contractor and shall be agent for the Investment Company only with respect to the sale and repurchase of the Shares.

     11. The services of Distributor to the Investment Company under this Agreement are not to be deemed exclusive, and the Distributor shall be free to render similar services or other services to others so long as its services hereunder are not impaired thereby.

     12. Distributor shall prepare reports for the Board of Trustees of the Investment Company upon request showing information concerning expenditures related to this Agreement.

     13. As used in this Agreement, the term "net asset value" shall have the meaning ascribed to it in the Investment Company's Master Trust Agreement; and the terms "assignment," "interested person," and "majority of the outstanding voting securities" shall have the meanings given to them by Section 2(a) of the 1940 Act, subject to such exemptions as may be granted by the Securities and Exchange Commission by any rule, regulation or order.

     14. This Agreement shall become effective with respect to each Fund on the date which the Fund commences offering its shares to the public, so long as, with respect to each additional Fund, the provisions of Section 1 have been complied with. The Agreement shall continue in effect for each Fund for two years following the effective date of this Agreement with respect to the Fund; and thereafter only so long as its continuance is specifically approved at least annually by a majority of the Trustees of the Investment Company who are not parties to the Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval, or by vote of a majority of the outstanding voting securities of the Fund.

     15.  This Agreement may be terminated at any time:

          (a) By the Trustees of the Investment Company or by vote of a majority of the outstanding voting securities of the Investment Company by sixty days' notice addressed to the Distributor at its principal place of business;

          (b) By the Distributor by sixty days' written notice addressed to the Investment Company at its principal place of business; and

          (c)  Immediately in the event of its assignment.

     16. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Agreement shall be effective until approved by vote of a majority of the Board of Trustees, by vote of a majority of the Independent Trustees, or by vote of a majority of the outstanding voting securities of such Fund affected by the amendment.

     17. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

     18. This Agreement shall be construed in accordance with the laws of The Commonwealth of Massachusetts and any applicable federal law.

     19. The Master Trust Agreement dated October 3, 1987, as amended from time to time, establishing the Investment Company, which is hereby referred to and a copy of which is on file with the Secretary of The Commonwealth of Massachusetts, provides that the name The SSgA funds means the Trustees from time to time serving (as Trustees but not personally) under said Master Trust Agreement. It is expressly acknowledged and agreed that the obligations of the Investment Company hereunder shall not be binding upon any of the Shareholders, Trustees, officers, employees or agents of the Investment Company, personally, but shall bind only the trust property of the Investment Company, as provided in its Master Trust Agreement. The execution and delivery of this Agreement have been authorized by the Trustees of the Investment Company and signed by an officer of the Investment Company, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Investment Company as provided in its Master Trust Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers thereunto duly authorized as of the date written above.

Attest:                                      The SSgA(R) funds

By:                                          By:
   ----------------------------------           ----------------------------------
     J. David Griswold                            Lynn L. Anderson
Its: Senior Vice President and Secretary     Its: President and Chairman of the Board

Attest:                                      State Street Global Markets, LLC

By:                                          By:
   ----------------------------------           ----------------------------------

Its:                                         Its:
    ---------------------------------            ---------------------------------

                       ADDENDUM TO DISTRIBUTION AGREEMENT

     This Addendum to Distribution Agreement (the "Addendum") is made this 8th day of April, 2003 between State Street Global Markets, LLC (the "Distributor") and The SSgA Funds (the "Trust"). Except as otherwise provided in this Addendum, all capitalized terms shall have the meaning ascribed thereto in the Distribution Agreement of the SSgA Funds between the Distributor and the Trust dated March 1, 2002 (the "Distribution Agreement").

     WHEREAS, pursuant to the Distribution Agreement, the Distributor serves as the principal underwriter and distributor of Shares of the Funds identified on Schedule A hereto, as amended from time to time; and

     WHEREAS, the Trust has established an additional class of Shares of the Funds designated as the "Class R Shares"; and WHEREAS, the Trust and the Distributor desire for the Distributor to serve as the principal underwriter and distributor of Class R Shares of each Fund in accordance with the terms of the Distribution Agreement, as amended and/or supplemented by this Addendum;

     NOW, THEREFORE, the Distributor and the Trust hereby agree as follows:

EXCEPT AS OTHERWISE PROVIDED IN THIS ADDENDUM, (i) ALL TERMS AND CONDITIONS OF THE DISTRIBUTION AGREEMENT SHALL APPLY WITH RESPECT TO CLASS R SHARES, AND (ii) THE TERM "SHARES," AS USED IN THE DISTRIBUTION AGREEMENT, SHALL INCLUDE CLASS R SHARES.

THE DISTRIBUTOR MAY ENTER INTO AGREEMENTS ("SELECTED BROKER AGREEMENTS") FOR THE SALE OF CLASS R SHARES BY SELECTED BROKERS (THE "SELECTED BROKERS") AND AGREEMENTS ("SHAREHOLDER SERVICING AGREEMENTS") FOR THE SERVICING AND MAINTENANCE OF ACCOUNTS FOR BENEFICIAL OWNERS OF CLASS R SHARES BY SERVICING AGENTS ("AGENTS") IN SUBSTANTIALLY THE FORMS ATTACHED TO THIS ADDENDUM AS EXHIBIT A. PURSUANT TO SUCH SELECTED BROKER AGREEMENTS AND SHAREHOLDER SERVICING AGREEMENTS, THE DISTRIBUTOR MAY PAY OR OBLIGATE THE TRUST TO PAY TO SUCH SELECTED BROKERS AND/OR AGENTS UP TO .70 OF 1% OF THE DAILY AVERAGE NET ASSETS OF THE FUNDS REPRESENTED BY CLASS R SHARES HELD BY OR FOR CUSTOMERS OF SUCH SELECTED BROKERS AND/OR AGENTS. ALL AMOUNTS PAID OR PAYABLE TO SELECTED BROKERS SHALL BE PAID OR PAYABLE AS COMPENSATION FOR THE SALE OF CLASS R SHARES, WITHOUT REGARD TO THE ACTUAL EXPENSES INCURRED BY SUCH SELECTED BROKERS IN PROVIDING THE SERVICES CONTEMPLATED BY THE SELECTED BROKER AGREEMENTS, AND ALL AMOUNTS PAID OR PAYABLE TO AGENTS SHALL BE PAID OR PAYABLE AS COMPENSATION FOR THE SERVICING AND ACCOUNT MAINTENANCE AND RELATED ADMINISTRATIVE SERVICES PROVIDED WITH RESPECT TO CLASS R SHARES, WITHOUT REGARD TO THE ACTUAL EXPENSES INCURRED BY SUCH AGENT IN PROVIDING THE SERVICES CONTEMPLATED BY THE SHAREHOLDER SERVICING AGREEMENTS.

NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THE DISTRIBUTION AGREEMENT, FOR ITS SERVICES AS THE PRINCIPAL UNDERWRITER AND DISTRIBUTOR OF THE CLASS R SHARES OF EACH FUND, THE DISTRIBUTOR SHALL BE ENTITLED TO RECEIVE A FEE PAYABLE BY THE TRUST IN THE AMOUNT SET FORTH IN SCHEDULE A HERETO, REDUCED BY SUCH AMOUNTS AS THE TRUST (AT THE DIRECTION OF THE DISTRIBUTOR) MAY PAY DIRECTLY TO ANY SELECTED BROKER OR AGENT PURSUANT TO THE TERMS OF ANY SELECTED BROKER AGREEMENT OR SHAREHOLDER SERVICING AGREEMENT RELATING TO THE CLASS R SHARES. ALL AMOUNTS PAID OR PAYABLE TO THE DISTRIBUTOR PURSUANT TO THIS ADDENDUM SHALL BE PAID OR PAYABLE AS (i) REIMBURSEMENT TO THE DISTRIBUTOR FOR PAYMENTS MADE TO SELECTED BROKERS AND AGENTS PURSUANT TO SELECTED BROKER AGREEMENTS AND SHAREHOLDER SERVICING AGREEMENTS, RESPECTIVELY, AND (ii) AS COMPENSATION FOR THE DISTRIBUTOR'S SERVICES

UNDER THE DISTRIBUTION AGREEMENT AND THIS ADDENDUM, WITHOUT REGARD TO THE ACTUAL EXPENSES INCURRED BY THE DISTRIBUTOR IN CONNECTION THEREWITH. THE DISTRIBUTOR MAY WAIVE THE RECEIPT OF ALL OR ANY PORTION OF THE FEE PAYABLE HEREUNDER.

     IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed by their officers thereunto duly authorized as of the date written above.

THE SSgA FUNDS


By:
   ------------------------------------
      Lynn L. Anderson, President and
       Chairman of the Board


STATE STREET GLOBAL MARKETS, LLC


By:
   ------------------------------------

                                   SCHEDULE A

NAME OF FUND                                                 FEE*
------------                                                 ----
SSgA Aggressive Equity Fund                                  .05 of 1%
SSgA Bond Market Fund                                        .05 of 1%
SSgA Core Opportunities Fund                                 .05 of 1%
SSgA International Stock Selection Fund                      .05 of 1%
SSgA Small Cap Fund                                          .05 of 1%
SSgA Life Solutions Balanced Fund                            .05 of 1%
SSgA Life Solutions Growth Fund                              .05 of 1%
SSgA Life Solutions Income and Growth Fund                   .05 of 1%

----------
* As a percentage of the average daily net assets of the Fund represented by Class R Shares

                                    EXHIBIT A

[Forms of Selected Broker Agreement and Shareholder Servicing Agreement]

                                LETTER AGREEMENT

                            SSgA LARGE CAP VALUE FUND
                    SSgA LARGE CAP GROWTH OPPORTUNITIES FUND

                             DISTRIBUTION AGREEMENT


August 28, 2003


State Street Global Markets LLC
One International Place
Boston, MA  02110

Ladies and Gentlemen:

Pursuant to Paragraph 1 of the Distribution Agreement between the SSgA Funds and State Street Global Markets LLC dated March 1, 2002, the SSgA Funds advise you that it is creating two new series to be named SSgA Large Cap Value Fund and SSgA Large Cap Growth Opportunities Fund (the "Funds"), and that the SSgA Funds desire State Street Global Markets LLC to serve as Distributor with respect to the Funds pursuant to the terms and conditions of the Distribution Agreement. The fee to be charged by Distributor to the Fund in return for its services will be as set forth in the Distribution Agreement.

Notwithstanding anything to the contrary in Paragraph 14, the initial term of the Distribution Agreement with respect to the Funds shall be until April 12, 2004.

Please acknowledge your acceptance of acting as Distributor to the Funds by executing this letter agreement in the space provided below and then returning it to the undersigned.

Sincerely,

SSgA FUNDS

By:
   ------------------------------------
   Lynn L. Anderson
   President

ACKNOWLEDGED AND ACCEPTED

State Street Global Markets LLC


By:
   ------------------------------------

Its:
    -----------------------------------

                       ADDENDUM TO DISTRIBUTION AGREEMENT

     This Addendum No 3 to Distribution Agreement (the "Addendum") is made this 14th day of July, 2003 between State Street Global Markets, LLC (the "Distributor") and The SSgA Funds (the "Trust"). Except as otherwise provided in this Addendum, all capitalized terms shall have the meaning ascribed thereto in the Distribution Agreement of the SSgA Funds between the Distributor and the Trust dated March 1, 2002, as amended (the "Distribution Agreement").

     WHEREAS, pursuant to the Distribution Agreement, the Distributor serves as the principal underwriter and distributor of Shares of the Funds identified on Schedule A hereto, as amended from time to time; and

     WHEREAS, the Trust has established an additional class of Shares of the Funds designated as the "Class T Shares"; and

     WHEREAS, the Trust and the Distributor desire for the Distributor to serve as the principal underwriter and distributor of Class T Shares of each Fund in accordance with the terms of the Distribution Agreement, as amended and/or supplemented by this Addendum;

     NOW, THEREFORE, the Distributor and the Trust hereby agree as follows:

EXCEPT AS OTHERWISE PROVIDED IN THIS ADDENDUM, (i) ALL TERMS AND CONDITIONS OF THE DISTRIBUTION AGREEMENT SHALL APPLY WITH RESPECT TO CLASS T SHARES, AND (ii) THE TERM "SHARES," AS USED IN THE DISTRIBUTION AGREEMENT, SHALL INCLUDE CLASS T SHARES.

THE DISTRIBUTOR MAY ENTER INTO AGREEMENTS ("SELECTED BROKER AGREEMENTS") FOR THE SALE OF CLASS T SHARES BY SELECTED BROKERS (THE "SELECTED BROKERS") AND AGREEMENTS ("SHAREHOLDER SERVICING AGREEMENTS") FOR THE SERVICING AND MAINTENANCE OF ACCOUNTS FOR BENEFICIAL OWNERS OF CLASS T SHARES BY SERVICING AGENTS ("AGENTS") IN SUBSTANTIALLY THE FORMS ATTACHED TO THIS ADDENDUM AS EXHIBIT A. PURSUANT TO SUCH SELECTED BROKER AGREEMENTS AND SHAREHOLDER SERVICING AGREEMENTS, THE DISTRIBUTOR MAY PAY OR OBLIGATE THE TRUST TO PAY TO SUCH SELECTED BROKERS AND/OR AGENTS UP TO .55 OF 1% OF THE DAILY AVERAGE NET ASSETS OF THE FUNDS REPRESENTED BY CLASS T SHARES HELD BY OR FOR CUSTOMERS OF SUCH SELECTED BROKERS AND/OR AGENTS. ALL AMOUNTS PAID OR PAYABLE TO SELECTED BROKERS SHALL BE PAID OR PAYABLE AS COMPENSATION FOR THE SALE OF CLASS T SHARES, WITHOUT REGARD TO THE ACTUAL EXPENSES INCURRED BY SUCH SELECTED BROKERS IN PROVIDING THE SERVICES CONTEMPLATED BY THE SELECTED BROKER AGREEMENTS, AND ALL AMOUNTS PAID OR PAYABLE TO AGENTS SHALL BE PAID OR PAYABLE AS COMPENSATION FOR THE SERVICING AND ACCOUNT MAINTENANCE AND RELATED ADMINISTRATIVE SERVICES PROVIDED WITH RESPECT TO CLASS T SHARES, WITHOUT REGARD TO THE ACTUAL EXPENSES INCURRED BY SUCH AGENT IN PROVIDING THE SERVICES CONTEMPLATED BY THE SHAREHOLDER SERVICING AGREEMENTS.

NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THE DISTRIBUTION AGREEMENT, FOR ITS SERVICES AS THE PRINCIPAL UNDERWRITER AND DISTRIBUTOR OF THE CLASS T SHARES OF EACH FUND, THE DISTRIBUTOR SHALL BE ENTITLED TO RECEIVE A FEE PAYABLE BY THE TRUST IN THE AMOUNT SET FORTH IN SCHEDULE A HERETO, REDUCED BY SUCH AMOUNTS AS THE TRUST (AT THE DIRECTION OF THE DISTRIBUTOR) MAY PAY DIRECTLY TO ANY SELECTED BROKER OR AGENT PURSUANT TO THE TERMS OF ANY SELECTED BROKER AGREEMENT OR SHAREHOLDER SERVICING AGREEMENT RELATING TO THE CLASS T SHARES. ALL AMOUNTS PAID OR PAYABLE TO THE DISTRIBUTOR PURSUANT TO THIS ADDENDUM SHALL BE PAID OR PAYABLE AS (i) REIMBURSEMENT TO THE DISTRIBUTOR FOR PAYMENTS MADE TO SELECTED BROKERS AND AGENTS PURSUANT TO SELECTED BROKER AGREEMENTS AND SHAREHOLDER SERVICING AGREEMENTS, RESPECTIVELY, AND (ii) AS COMPENSATION FOR THE DISTRIBUTOR'S SERVICES

UNDER THE DISTRIBUTION AGREEMENT AND THIS ADDENDUM, WITHOUT REGARD TO THE ACTUAL EXPENSES INCURRED BY THE DISTRIBUTOR IN CONNECTION THEREWITH. THE DISTRIBUTOR MAY WAIVE THE RECEIPT OF ALL OR ANY PORTION OF THE FEE PAYABLE HEREUNDER.

     IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed by their officers thereunto duly authorized as of the date written above.

THE SSgA FUNDS


By:
   ------------------------------------
        Lynn L. Anderson, President and
         Chairman of the Board


STATE STREET GLOBAL MARKETS, LLC


By:
   ------------------------------------

                                   SCHEDULE A

NAME OF FUND                                    FEE*
------------                                    ----
SSgA Prime Money Market Fund                    .05 of 1%
SSgA US Treasury Money Market Fund              .05 of 1%

----------
* As a percentage of the average daily net assets of the Fund represented by Class T Shares

                                    EXHIBIT A

[Forms of Selected Broker Agreement and Shareholder Servicing Agreement]

                    ADDENDUM NO. 4 TO DISTRIBUTION AGREEMENT
                                OF THE SSgA FUNDS

This Addendum No. 4 to Distribution Agreement (the "Addendum") is made this 30th day of September, 2003 between State Street Global Markets, LLC (the "Distributor") and The SSgA Funds (the "Trust"). Except as otherwise provided in this Addendum, all capitalized terms shall have the meaning ascribed thereto in the Distribution Agreement of the SSgA Funds between the Distributor and the Trust dated March 1, 2002, as amended (the "Distribution Agreement").

WHEREAS, pursuant to the Distribution Agreement, the Distributor serves as the principal underwriter and distributor for Shares of the Funds identified in Schedule A hereto, as amended from time to time; and

WHEREAS, the Trust and the Distributor desire to amend the Distribution Agreement to include specific references to anti-money laundering obligations and other legal obligations under the USA PATRIOT Act of 2001 ("PATRIOT Act");

NOW THEREFORE, the Distributor and the Trust hereby agree as follows:

1. A new paragraph is added to Section 2 of the Distribution Agreement as follows:

     Distributor understands and agrees that it shall comply with all applicable federal and state securities laws and regulations, including those regulations established by any applicable self-regulatory organizations. Without limiting the foregoing, Distributor hereby represents and warrants the following:

     (a) It has adopted policies and procedures (the "Policies and Procedures") and maintains a system of regulatory compliance and internal controls, which is appropriate for and reasonably designed to detect any violation of and meet the recordkeeping and reporting requirements of all applicable statutes, laws, regulations and orders relating to the prevention of money laundering and the identification of customers, including without limitation (i) the PATRIOT Act, as it may be amended from time to time, and the rules and regulations promulgated thereunder, (ii) related suspicious activity reporting requirements, and (iii) the orders and directives or the Office of Foreign Assets Control (hereinafter collectively referred to as the "Laws and Regulations"), provided however that the Distributor is not required to perform, as it pertains to the distribution of the Trust, any activities relating to the PATRIOT Act that have been contractually assumed by the Transfer Agent to the Trust (see attached Schedule B);

     (b) The Policies and Procedures and the system of internal controls adopted by it are being implemented as of the date hereof; and

     (c) It will allow representatives of the federal regulatory agencies with jurisdiction over the Distributor and the Trust to inspect it and obtain information and records at its offices related to the matters contemplated by this Agreement and/or to its anti-money laundering activities that relate to its Customers which have invested in Shares of the Trust.

     (d) It will provide the Trust, on reasonable request, with certifications or other representations regarding its compliance with the above requirements.

IN WITNESS WHEREOF, the parties hereto have caused this Addendum No. 4 to be executed by their offices thereunto duly authorized as of the date written above.

SSgA FUNDS


By:
   ---------------------------------------

Name:
     -------------------------------------
Title:
      ------------------------------------

STATE STREET GLOBAL MARKETS, LLC


By:
   ---------------------------------------
Name:
     -------------------------------------
Title:
      ------------------------------------

SCHEDULE A

SSgA FUNDS

SSgA Money Market Fund (2D01)
SSgA US Government Money Market Fund (2D02)
SSgA Tax Free Money Market Fund (2D17)
SSgA Prime Money Market Fund (2D16)
SSgA US Treasury Money Market Fund (2D12)
SSgA Yield Plus Fund (2D07)
SSgA Intermediate Fund (2D15)
SSgA Bond Market Fund (2D08)
SSgA High Yield Bond Fund (2D21)
SSgA Core Opportunities Fund (2D14)
SSgA S&P 500 Index Fund (2D05)
SSgA MSCI EAFE Index Fund (2D26)
SSgA Disciplined Equity Fund (2D04)
SSgA Small Cap Fund (2D06)
SSgA Special Equity Fund (2D22)
SSgA Tuckerman Active REIT Fund (2D19)
SSgA Aggressive Equity Fund (2D23)
SSgA IAM SHARES Fund (2D24)
SSgA Large Cap Value Fund (2D27)
SSgA Large Cap Growth Opportunities Fund (2D28)
SSgA Emerging Markets Fund (2D09)
SSgA International Stock Selection Fund (2D18)
SSgA International Growth Opportunities Fund (2D20)
SSgA Life Solutions Growth Fund (2DLG)
SSgA Life Solutions Balanced Fund (2DLB)
SSgA Life Solutions Income and Growth Fund (2DLI)

SCHEDULE B

                                DELEGATED DUTIES

Consistent with the services provided by the Transfer Agent to the Trust and with respect to the ownership of shares in the Trust for which the Transfer Agent maintains the applicable shareholder information, the Transfer Agent to the Trust has contractually assumed the following activities relating to the PATRIOT Act:

1. Submit all new account and registration maintenance transactions through the Office of Foreign Assets Control ("OFAC") database and such other lists or databases of trade restricted individuals or entities as may be required from time to time by applicable regulatory authorities.

2.   Submit special payee checks through the OFAC database.

3. Review redemption transactions that occur within thirty (30) days of account establishment or maintenance.

4. Review wires sent pursuant to banking instructions other than those on file with the Transfer Agent.

5.   Review accounts with small balances followed by large purchases.

6. Review accounts with frequent activity within a specified date range followed by a large redemption.

7. On a daily basis, review purchase and redemption activity per tax identification number ("TIN") within the Trust to determine if activity for that TIN exceeded the $100,000 threshold on any given day.

8. Compare all new accounts and registration maintenance through the Known Offenders database and notify the Trust of any match.

9. Monitor and track cash equivalents under $10,000 for a rolling twelve-month period and file IRS Form 8300 and issue the shareholder notices required by the IRS.

10. Determine when a suspicious activity report ("SAR") should be filed as required by regulations applicable to mutual funds; prepare and file the SAR. Provide the Trust with a copy of the SAR within a reasonable time after filing; notify the Fund if any further communication is received from U.S. Department of the Treasury or other law enforcement agencies regarding the SAR.

11. Compare account information to any FinCEN request received by the Trust and provided to the Transfer Agent pursuant to the PATRIOT Act Sec. 314(a). Provide the Trust with documents/information necessary to respond to requests under PATRIOT Act Sec. 314(a) within required time frames.

12 (i) Verify the identity of any person seeking to open an account with the Trust, (ii) Maintain records of the information used to verify the person's identity and (iii) Determine whether the person appears on any lists of known or suspected terrorists or terrorists organizations provided to the Trust by any government agency.

In the event that the Transfer Agent detects activity as a result of the foregoing procedures, which necessitates the filing by the Transfer Agent of a SAR, a Form 8300 or other similar report or notice to OFAC or other regulatory agency, then the Transfer Agent shall also immediately notify the Trust unless prohibited by applicable Law.